TECHNE CORPORATION RELEASES UNAUDITED SECOND QUARTER
                    AND SIX MONTH FISCAL YEAR 2014 RESULTS

Minneapolis/February 4, 2014/ Techne Corporation's (NASDAQ:TECH) financial results for the second quarter and six months ended December 31, 2013 include the following highlights:

Second quarter earnings were $25.1 million or $0.68 per diluted share. Adjusted earnings for the quarter were $27.8 million (an increase of 2.4% from the prior fiscal year period) or $0.75 per diluted share. Adjusted earnings and adjusted earnings per share exclude intangible asset amortization and costs recognized upon the sale of inventory that was written-up to fair value as part of acquisitions.

Earnings for the six-month period ended December 31, 2013 were $52.5 million or $1.42 per diluted share. Adjusted earnings for the six-month period ended December 31, 2013 were $58.5 million (an increase of 7.0% from the prior fiscal year period) or $1.58 per diluted share. Adjusted earnings and adjusted earnings per share for the six-month period exclude the acquisition-related items noted above and professional fees related to an acquisition completed in fiscal 2014.

Net sales as reported increased 11.9% to $84.0 million for the quarter ended December 31 2013. Organic sales increased 0.4% in the quarter. Organic sales exclude sales by Bionostics Holding Limited, which was acquired on July 22, 2013 for net cash of $103 million, and the impact of foreign currency exchange rate fluctuations.

Net sales as reported increased 13.0% to $169.7 million for the six months ended December 31 2013. Organic sales, excluding the sales by Bionostics Holdings Limited and the impact of foreign currency exchange rate fluctuations, increased 2.8% in the six-month period.


"I am very pleased with the progress made in the development of the company," said Charles Kummeth, President and Chief Executive Officer of Techne. "Changes made in operations have improved efficiencies in our Biotech division, allowing us to focus more on growth. Gross margins have remained strong and expenses are within our plans as we invest in new people, leaders, technologies, and regions. While growth in the second quarter was less than in the first quarter, our progress is steady, especially considering the difficult market situation in the academic and government sector."

The Biotechnology segment includes sales made through R&D Systems' Biotechnology Division, R&D Europe, Tocris, R&D China, BiosPacific and Boston Biochem. Biotechnology segment net sales were $70.6 million for the quarter ended December 31, 2013, an increase of 1.3% from $69.6 million for the quarter ended December 31, 2012. Biotechnology sales were $143.7 million for the six-month period ended December 31, 2013, an increase of 3.3% from $139.1 million for the six-month period ended December 31, 2012. Biotechnology sales increased 0.4% and 2.4% for the quarter and six months ended December 31, 2013, respectively, excluding the impact of foreign currency exchange rate fluctuations.

The table below shows changes to the components of organic sales for the Biotechnology segment, from the same prior-year period.

                                         Quarter Ended  Six Months Ended
                                            12/31/13         12/31/13
                                         -------------  ----------------
U.S. industrial, pharmaceutical
  and biotechnology                           2.6%              4.5%
U.S. academic                                (4.6%)            (8.5%)
Europe                                       (2.0%)            (0.3%)
China                                        31.7%             34.7%
Pacific Rim                                   7.5%             10.5%

The Clinical Controls segment includes sales made through R&D Systems' Clinical Controls Division and Bionostics. Clinical Controls net sales for the quarter and six months ended December 31, 2013 were $13.5 million and $25.9 million, respectively. Excluding sales by Bionostics subsequent to the acquisition, Clinical Controls sales growth for the quarter and six months ended December 31, 2013 were 0.5% and 7.0%, respectively. The increases were mainly the result of the timing of shipments at the beginning and end of the first fiscal quarter and volume increases.

The consolidated gross margin percentage was 69.7% and 73.6% for the quarters ended December 31, 2013 and 2012, and 70.5% and 73.8% for the six months ended December 31, 2013 and 2012, respectively. Gross margins adjusted for costs recognized upon sale of acquired inventory and amortization of intangible assets were 72.7% and 76.2% for the quarters ended December 31, 2013 and 2012, and 73.6% and 76.4% for the six months ended December 31, 2013 and 2012, respectively. The decrease in adjusted gross margins for the quarter was primarily caused by a change in product mix from higher margin Biotechnology segment sales to Clinical Controls segment sales as a result of the Bionostics acquisition.

Selling, general and administrative expenses for the quarter and six months ended December 31, 2013 increased $4.0 million and $7.7 million from the quarter and six months ended December 31, 2012. Selling, general and administrative expenses for the quarter ended December 31, 2013 included $1.0 million of selling, general and administrative expenses by Bionostics which was acquired in July 2013 and an increase in intangible asset amortization of $1.1 million related to the acquisition. Selling, general and administrative expenses included a $541,000 increase in stock compensation expense for the quarter ended December 31, 2013 compared to the same prior-year period. The remaining increase in selling, general and administrative expense for the quarter ended December 31, 2013 was mainly the result of increased executive compensation and additional sales staff added since the second quarter of fiscal 2013.

Selling, general and administrative expenses for the six months ended December 31, 2013 included $532,000 of professional fees related to the acquisition of Bionostics on July 22, 2013, $2.1 million of selling, general and administrative expenses by Bionostics after the acquisition date and an increase in intangible asset amortization of $1.5 million related to the acquisition. Selling, general and administrative expenses included an $807,000 increase in stock compensation expense for the six months ended December 31, 2013 compared to the same prior-year period. The remaining increase in selling, general and administrative expense for the six months ended December 31, 2013 was mainly the result of increased executive compensation and additional sales staff added since the first half of fiscal 2013.

Research and development expenses for the quarter and six months ended December 31, 2013 increased $520,000 (7.0%) and $770,000 (5.2%) from the quarter and six months ended December 31, 2012. Included in research and development expenses for the quarter and six months ended December 31, 2013 were $192,000 and $386,000, respectively of expenses by Bionostics. The remainder of the increase in research and development for the quarter and six months was due to personnel and supply costs associated with the continuous development and release of new high-quality biotechnology products.

The effective tax rate for both the quarter and six months ended December 31, 2013, 2013 was 30.8% compared to 32.3% for the same prior-year periods. The decrease in the effective tax rate was primarily the result of decreased tax rates in the U.K. and the increased percentage of pretax income from foreign operations which have lower income tax rates than the U.S.

The Company's investment in ChemoCentryx, Inc. (CCXI) is included in short-term available for sale investments at December 31, 2013 and June 30, 2013 at fair-values of $36.7 million and $89.6 million, respectively. The Company's unrealized gain on the investment at December 31, 2013 and June 30, 2013 of $7.2 million and $60.2 million, respectively, net of income tax effect, are included in accumulated other comprehensive income.

Cash generated from operations for the quarter and six months ended December 31, 2013 were $31.3 million and $63.9 million, respectively. Capital expenditures for the quarter and six months ended December 31, 2013 were $3.7 million and $7.5 million, respectively.

Forward Looking Statements:

Our press releases may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Such statements involve risks and uncertainties that may affect the actual results of operations. The following important factors, among others, have affected and, in the future, could affect the Company's actual results: the introduction and acceptance of new biotechnology and clinical control products, the levels and particular directions of research by the Company's customers, the impact of the growing number of producers of biotechnology research products and related price competition, general economic conditions, the impact of currency exchange rate fluctuations, and the costs and results of research and product development efforts of the Company and of companies in which the Company has invested or with which it has formed strategic relationships.

For additional information concerning such factors, see the section titled "Risk Factors" in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements we make in our press releases due to new information or future events. Investors are cautioned not to place undue emphasis on these statements.


Use of Adjusted Financial Measures:

The adjusted financial measures used in this press release quantify the impact the following events had on reported net sales, gross margin percentages, selling, general and administrative expenses, net earnings and earnings per share for the quarter and six months ended December 31, 2013 as compared to the reported amounts for the same prior-year period:

  - fluctuations in exchange rates used to convert transactions in foreign currencies (primarily the Euro, British pound sterling and Chinese yuan) to U.S. dollars;

  - the acquisitions of Bionostics on July 22, 2013, Boston Biochem, Inc. in fiscal 2011 and Tocris Holdings Ltd. in fiscal 2011, including the impact of amortizing intangible assets and the recognition of costs upon the sale of inventory written-up to fair value;

  - professional fees related to the acquisition of Bionostics which closed in July 2013.

These adjusted financial measures are not prepared in accordance with generally accepted accounting principles (GAAP) and may be different from adjusted financial measures used by other companies. Adjusted financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We view these adjusted financial measures to be helpful in assessing the Company's ongoing operating results. In addition, these adjusted financial measures facilitate our internal comparisons to historical operating results and comparisons to competitors' operating results. We include these adjusted financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency related to supplemental information we use in our financial and operational analysis.

Investors are encouraged to review the reconciliations of adjusted financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release.

                  *  *  *  *  *  *  *  *  *  *  *  *

Techne Corporation and Subsidiaries (the Company) are engaged in the development, manufacture and sale of biotechnology products and hematology calibrators and controls. These activities are conducted through the Company's two operating subsidiaries: Research and Diagnostic Systems, Inc. (R&D Systems) of Minneapolis, Minnesota and R&D Systems Europe, Ltd. (R&D Europe) of Abingdon, England.

R&D Systems is a specialty manufacturer of biological products. R&D Systems has four subsidiaries: BiosPacific, Inc. (BiosPacific), located in Emeryville, California, Boston Biochem, Inc., located in Cambridge, Massachusetts, Bionostics Holdings Limited (Bionostics), operating in Devens, Massachusetts, and R&D Systems China Co. Ltd., (R&D China), located in Shanghai, China. BiosPacific is a worldwide supplier of biologics to manufacturers of in vitro diagnostic systems and immunodiagnostic kits. Boston Biochem is a leading developer and manufacturer of ubiquitin-related research products. Bionostics is a leading supplier of control solutions used in point of care blood glucose and blood gas testing.

R&D China and R&D Europe distribute the Company's biotechnology products. R&D Europe has two subsidiaries: Tocris Holdings Ltd. (Tocris) of Bristol, England and R&D Systems GmbH, a German sales operation. Tocris is a leading supplier of chemical reagents for non-clinical life science research.

Contact:  Chuck Kummeth, Chief Executive Officer
          (612) 379-8854


                            TECHNE CORPORATION
                CONSOLIDATED STATEMENTS OF EARNINGS
                 (In thousands, except per share data)
                                (Unaudited)

                                        QUARTER ENDED    SIX MONTHS ENDED
                                      -----------------  -----------------
                                      12/31/13 12/31/12  12/31/13 12/31/12
                                      -------- --------  -------- --------
Net sales                              $84,017  $75,083  $169,685 $150,108
Cost of sales                           25,424   19,820    49,978   39,262
                                      -------- --------  -------- --------
Gross margin                            58,593   55,263   119,707  110,846
Operating expenses:
 Selling, general and administrative    14,926   10,956    28,947   21,284
 Research and development                7,923    7,403    15,625   14,855
                                      -------- --------  -------- --------
   Total operating expenses             22,849   18,359    44,572   36,139
                                      -------- --------  -------- --------
Operating income                        35,744   36,904    75,135   74,707
Other income (expense):
 Interest income                           545      677     1,112    1,338
 Other non-operating expense, net          (71)    (135)     (375)    (613)
                                      -------- --------  -------- --------
   Total other income (expense)            474      542       737      725
                                      -------- --------  -------- --------
Earnings before income taxes            36,218   37,446    75,872   75,432
Income taxes                            11,163   12,082    23,389   24,400
                                      -------- --------  -------- --------
Net earnings                           $25,055  $25,364  $ 52,483 $ 51,032
                                      ======== ========  ======== ========
Earnings per share:
 Basic                                $   0.68 $   0.69  $   1.42 $   1.39
 Diluted                              $   0.68 $   0.69  $   1.42 $   1.38
Weighted average common
 shares outstanding:
  Basic                                 36,882   36,834    36,862   36,831
  Diluted                               37,015   36,900    36,968   36,897



                                TECHNE CORPORATION
                     CONSOLIDATED CONDENSED BALANCE SHEETS
                                  (In thousands)
                                   (Unaudited)


                                                    12/31/13    6/30/13
                                                    --------   --------
ASSETS
Cash and equivalents                                $ 98,402   $163,786
Short-term available-for-sale investments             88,454    169,151
Trade accounts receivable                             38,306     38,183
Inventory                                             39,992     34,877
Deferred income taxes                                  9,878          0
Other current assets                                   4,109      3,519
                                                    --------   --------
  Current assets                                     279,141    409,516
                                                    --------   --------
Available-for-sale investments                       162,590    132,376
Property and equipment, net                          115,159    108,756
Goodwill and intangible assets, net                  242,907    124,888
Other non-current assets                               2,368      2,562
                                                    --------   --------
  Total assets                                      $802,165   $778,098
                                                    ========   ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses               $ 16,272   $ 13,385
Payable for pending available-for-sale
 investment purchases                                  4,019      6,479
Income taxes payable                                   1,818      2,276
Deferred income taxes                                      0      9,944
                                                    --------   --------
  Current liabilities                                 22,109     32,084
                                                    --------   --------
Deferred taxes                                        31,528      8,473
Stockholders' equity                                 748,528    737,541
                                                    --------   --------
  Total liabilities and stockholders' equity        $802,165   $778,098
                                                    ========   ========

                              TECHNE CORPORATION
                RECONCILIATION of ORGANIC SALES (In thousands)
                                   (Unaudited)


                                        QUARTER ENDED    SIX MONTHS ENDED
                                      -----------------  -----------------
                                      12/31/13 12/31/12  12/31/13 12/31/12
                                      -------- --------  -------- --------
Net sales                              $84,017  $75,083  $169,685 $150,108
Organic sales adjustments:
 Acquisition                            (7,975)       0   (14,195)       0
 Impact of foreign currency
  fluctuations                            (643)       0    (1,253)       0
                                      -------- --------  -------- --------
Organic sales                          $75,399  $75,083  $154,237 $150,108
                                      ======== ========  ======== ========

Organic sales growth                      0.4%     1.3%      2.8%     0.2%


                              TECHNE CORPORATION
                  RECONCILIATION of GROSS MARGIN PERCENTAGES
                                  (Unaudited)

                                        QUARTER ENDED    SIX MONTHS ENDED
                                      -----------------  -----------------
                                      12/31/13 12/31/12  12/31/13 12/31/12
                                      -------- --------  -------- --------
Gross margin percentage                  69.7%    73.6%     70.5%    73.8%
Identified adjustments:
 Costs recognized upon sale of
  acquired inventory                      1.7%     1.6%      1.9%     1.6%
 Amortization of intangibles              1.3%     1.0%      1.2%     1.0%
                                      -------- --------  -------- --------
Gross margin percentage - adjusted       72.7%    76.2%     73.6%    76.4%
                                      ======== ========  ======== ========


                            TECHNE CORPORATION
        RECONCILIATION of SELLING, GENERAL and ADMINISTRATIVE EXPENSES
                             (In thousands)
                              (Unaudited)

                                        QUARTER ENDED    SIX MONTHS ENDED
                                      -----------------  -----------------
                                      12/31/13 12/31/12  12/31/13 12/31/12
                                      -------- --------  -------- --------
Selling, general and
 administrative expenses              $ 14,926 $ 10,956  $ 28,947 $ 21,284
Identified adjustments:
 Acquired company expense,
  excluding intangible amortization     (1,010)       0    (2,100)       0
 Acquisition related professional fees       0        0      (532)       0
 Amortization of intangibles            (1,528)    (521)   (2,783)  (1,040)
                                      -------- --------  -------- --------
Selling, general and administrative
  expenses - adjusted                 $ 12,388 $ 10,435  $ 23,532 $ 20,244
                                      ======== ========  ======== ========



                            TECHNE CORPORATION
          RECONCILIATION of NET EARNINGS and EARNINGS per SHARE
                     (In thousands, except per share data)
                               (Unaudited)

                                        QUARTER ENDED    SIX MONTHS ENDED
                                      -----------------  -----------------
                                      12/31/13 12/31/12  12/31/13 12/31/12
                                      -------- --------  -------- --------
Net earnings                          $ 25,055 $ 25,364  $ 52,483 $ 51,032
Identified adjustments:
 Costs recognized upon sale of
  acquired inventory                     1,404    1,196     3,135    2,464
 Amortization of intangibles             2,587    1,282     4,775    2,554
 Acquisition related professional fees       0        0       532        0
 Tax impact of above adjustments        (1,210)    (667)   (2,383)  (1,346)
                                      -------- --------  -------- --------
Net earnings - adjusted               $ 27,836 $ 27,175  $ 58,542 $ 54,704
                                      ======== ========  ======== ========

Adjusted growth                           2.4%               7.0%

Earnings per share - diluted
  - adjusted                          $   0.75 $   0.74  $   1.58 $   1.48





                              TECHNE CORPORATION
                      RECONCILIATION of INTANGIBLE AMORTIZATION
                                (In thousands)
                                  (Unaudited)

                                        QUARTER ENDED    SIX MONTHS ENDED
                                      -----------------  -----------------
                                      12/31/13 12/31/12  12/31/13 12/31/12
                                      -------- --------  -------- --------
Amortization of intangible assets
 included in:
  Cost of goods sold                  $  1,059 $    761  $  1,992 $  1,514
  Selling, general and
   administrative expenses               1,528      521     2,783    1,040
                                      -------- --------  -------- --------
Total amortization of
  intangible assets                   $  2,587 $  1,282  $  4,775 $  2,554
                                      ======== ========  ======== ========